ASSUMPTION OF LIABILITIES AGREEMENT

THIS ASSUMPTION OF LIABILITIES AGREEMENT (the "Agreement") is entered into as of April 25, 2007 (the "Effective Date") by and among SciClone Pharmaceuticals, Inc. a Delaware corporation having its principal place of business at 901 Mariners Island Blvd., San Mateo, California 94404 ("Assignee"), Resistys, Inc., a Delaware corporation having its principal place of business at 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067 ("Resistys"), Avantogen Limited (formerly, Australian Cancer Technology Limited), an Australian corporation having its principal place of business at 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067 ("Avantogen"), and Avantogen Oncology, Inc. (formerly, Innovate Oncology, Inc.), a Nevada corporation having its principal place of business at 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067 ("AOI") (Resistys, Avantogen and AOI also referred to herein collectively as, "Assignor").

RECITALS

WHEREAS, Assignor and Assignee are parties to that certain Assignment and Purchase Agreement of even date herewith (the "Assignment Agreement"), pursuant to which Assignee has agreed to acquire from Assignor the Assumed Agreements, including, without limitation, (a) that certain License Agreement dated August 30, 2004 among RESprotect GmbH, a German corporation ("RESprotect"), Resistys and Avantogen (the "License Agreement"), and (b) that certain Supply Agreement for Clinical Trial Material dated August 30, 2004 among RESprotect and Resistys (the "Supply Agreement"); and

WHEREAS, pursuant to the Assignment Agreement, Assignor has agreed to assume all of Assignor's debts, obligations, duties or liabilities of any nature whatsoever (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability) arising after the Effective Date ("Liabilities") under the Assumed Agreements, including, without limitation, the Seller's Liabilities under the License Agreement and the Supply Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Assumption of Assumed Liabilities. As of the Effective Date, Assignor hereby assumes all of Seller's Liabilities under the Assumed Agreements, including without limitation, the Seller's Liabilities under the License Agreement and the Supply Agreement, on the terms and subject to the conditions of the Assignment Agreement. Assignee assumes no Excluded Liabilities, and the parties hereto agree that all such Excluded Liabilities shall remain the sole responsibility of Assignor.

2. Miscellaneous. This Agreement is delivered pursuant to, and is subject to the terms and conditions of, the Assignment Agreement. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Assignment Agreement. In

the event of any conflict or inconsistency between the terms of the Assignment Agreement and the terms of this Agreement, the terms of the Assignment Agreement shall govern.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties, through their authorized officers, have duly executed this Agreement as of the Effective Date.

RESISTYS:	**ASSIGNEE:**
RESISTYS, INC.	SCICLONE PHARMACEUTICALS, INC.
By: ________________ Name: ________________ Title: ________________	By: ________________ Name: ________________ Title: ________________
AVANTOGEN:	**AOI:**
AVANTOGEN LIMITED	AVANTOGEN ONCOLOGY, INC.
By: ________________ Name: ________________ Title: ________________	By: ________________ Name: ________________ Title: ________________]

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